UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

Arlington Tankers Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32343	98-0460376

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

First Floor, The Hayward Building
22 Bermudiana Road
Hamilton HM 11, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 292-4456

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a) On July 1, 2005, Arlington Tankers Ltd. (the “Company”) entered into a letter agreement (the “Agreement”) with Tara L. Railton, the Company’s Chief Financial Officer, pursuant to which the Company accepted Ms. Railton’s resignation. The Agreement provides for the lump sum payment on July 1, 2005 to Ms. Railton of $37,500, representing three months salary, and $11,250, representing accrued and unpaid pension.

     This summary of the Agreement is qualified in its entirety by the terms and conditions of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On July 1, 2005, Tara L. Railton resigned as the Company’s Chief Financial Officer, and the Company accepted her resignation.

(c) On July 5, 2005, the Company announced that Edward I. Terino, age 51, was appointed Co-Chief Executive Officer and Chief Financial Officer of the Company. Arthur L. Regan, the Company’s President and Chief Executive Officer, will continue as President and Co-Chief Executive Officer.

     From October 2001 until June 2005, Mr. Terino was Chief Financial Officer and Senior Vice President and Chief Financial Officer of Art Technology Group, Inc. From April 1999 to September 2001, he was Chief Financial Officer of Applix, Inc., a provider of enterprise-wide software solutions.

     Mr. Terino will receive annual salary of $210,000. Additionally, Mr. Terino is eligible to participate in the Company’s benefit programs.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

          See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON TANKERS LTD.
Date: July 8, 2005	By:	/s/ EDWARD I. TERINO
Edward I. Terino
Co-Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated July 1, 2005, between the Company and Tara L. Railton